Exhibit (b)(4)(e)(3)

10.7	PAYMENT PLAN RATES

Payment Rate Tables. The guaranteed monthly payment rates for both a fixed payment plan and the first payment under a variable payment plan are shown in the Payment Rate Tables. The tables show rates for the Installment Income Plan for a Specified Period (Option B) and Life Income Plans (Options C and E). Life Income Plan (Option C or E) rates are based on the sex and adjusted age of any individual upon whose life payments depend. The adjusted age is:

•	the age on the birthday that is nearest to the date on which the payment plan takes effect; plus

•	the age adjustment shown below for the number of Contract Years that have elapsed from the Issue Date to the date that the payment plan takes effect. A part of a Contract Year is counted as a full year.

CONTRACT YEARS ELAPSED	AGE ADJUSTMENT
1 to 8	0
9 to 16	-1
17 to 24	-2
25 to 32	-3
33 to 40	-4
41 to 48	-5
49 or more	-6

Current Fixed Payment Plan Rates

•	Installment Income For Specified Period (Option B). The Company may offer fixed payment plan rates higher than those guaranteed in this contract with conditions on withdrawal.

•	Life Income Plans (Option C or E). Payments will be based on rates declared by the Company which will not be less than the rates guaranteed in this contract. The declared rates will provide at least as much income as would the Company’s rates, on the date that the payment plan takes effect, for a single premium immediate annuity contract.

Alternate Variable Rate Basis. The Company may from time to time publish higher initial rates for variable payment plans under this contract. These higher rates will not be available to increase payments under payment plans already in effect.

When a variable payment plan is effective on an alternate rate basis, the Daily Adjustment Factor described in Section 10.3 will be determined based on the Assumed Investment Rate used in calculating the alternate payment rate.

PAYMENT RATE TABLES

Monthly Income Payments Per $1,000 Benefits

First Payment Under Variable Payment Plan

INSTALLMENT INCOME PLAN (OPTION B)

PERIOD (YEARS)	MONTHLY PAYMENT
Years 1-4
Not Available
5	$18.12
6	15.35
7	13.38
8	11.90
9	10.75
10	9.83
11	$9.09
12	8.46
13	7.94
14	7.49
15	7.10
16	6.76
17	6.47
18	6.20
19	5.97
20	5.75
21	$5.56
22	5.39
23	5.24
24	5.09
25	4.96
26	4.84
27	4.73
28	4.63
29	4.53
30	4.45

Guaranteed Fixed Payment Plans

INSTALLMENT INCOME PLAN (OPTION B)

PERIOD (YEARS)	MONTHLY PAYMENT
1	$84.09
2	42.46
3	28.59
4	21.65
5	17.49
6	14.72
7	12.74
8	11.25
9	10.10
10	9.18
11	$8.42
12	7.80
13	7.26
14	6.81
15	6.42
16	6.07
17	5.77
18	5.50
19	5.26
20	5.04
21	$4.85
22	4.67
23	4.51
24	4.36
25	4.22
26	4.10
27	3.98
28	3.87
29	3.77
30	3.68

QQV.ACCT.A.B

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PAYMENT RATE TABLES

Monthly Income Payments Per $1,000 Benefits

Guaranteed Fixed Payment or First Payment Under Variable Payment Plan

LIFE INCOME PLAN (OPTION C)

SINGLE LIFE MONTHLY PAYMENTS

MALE ADJUSTED AGE*	CHOSEN PERIOD (YEARS)			FEMALE ADJUSTED AGE*	CHOSEN PERIOD (YEARS)
	ZERO	10	20		ZERO	10	20
55	$4.48	$4.43	$4.28	55	$4.09	$4.07	$4.00
56	4.56	4.50	4.34	56	4.15	4.13	4.05
57	4.65	4.59	4.40	57	4.22	4.20	4.11
58	4.75	4.68	4.46	58	4.30	4.27	4.17
59	4.85	4.77	4.52	59	4.38	4.34	4.23
60	4.96	4.87	4.59	60	4.46	4.42	4.29
61	5.07	4.97	4.66	61	4.55	4.50	4.36
62	5.20	5.08	4.72	62	4.65	4.59	4.43
63	5.33	5.19	4.79	63	4.75	4.69	4.50
64	5.48	5.32	4.86	64	4.86	4.79	4.57
65	5.63	5.44	4.92	65	4.97	4.89	4.64
66	5.80	5.58	4.99	66	5.10	5.01	4.71
67	5.97	5.72	5.05	67	5.23	5.12	4.79
68	6.16	5.86	5.12	68	5.38	5.25	4.86
69	6.36	6.01	5.18	69	5.53	5.39	4.93
70	6.58	6.17	5.23	70	5.70	5.53	5.01
71	6.81	6.33	5.29	71	5.88	5.68	5.08
72	7.05	6.49	5.34	72	6.08	5.83	5.15
73	7.31	6.66	5.38	73	6.29	6.00	5.21
74	7.59	6.83	5.43	74	6.52	6.17	5.27
75	7.89	7.01	5.46	75	6.77	6.35	5.33
76	8.21	7.19	5.50	76	7.04	6.54	5.38
77	8.56	7.37	5.53	77	7.33	6.73	5.43
78	8.93	7.55	5.56	78	7.65	6.93	5.47
79	9.32	7.72	5.58	79	7.99	7.13	5.51
80	9.75	7.90	5.60	80	8.36	7.34	5.54
81	10.20	8.07	5.62	81	8.76	7.54	5.57
82	10.69	8.23	5.63	82	9.20	7.74	5.59
83	11.21	8.39	5.64	83	9.67	7.93	5.61
84	11.76	8.54	5.65	84	10.18	8.12	5.63
85 and over	12.35	8.68	5.66	85 and over	10.74	8.30	5.64

LIFE INCOME PLAN (OPTION E)

JOINT AND SURVIVOR MONTHLY PAYMENTS

MALE ADJUSTED AGE*	FEMALE ADJUSTED AGE*
	55	60	65	70	75	80	85 and over
55	$3.79	$3.93	$4.07	$4.19	$4.29	$4.35	$4.39
60	3.87	4.07	4.27	4.46	4.61	4.73	4.80
65	3.94	4.18	4.45	4.73	4.98	5.19	5.32
70	3.99	4.27	4.61	4.99	5.37	5.70	5.94
75	4.02	4.34	4.73	5.20	5.72	6.21	6.60
80	4.05	4.38	4.81	5.35	6.00	6.67	7.24
85 and over	4.06	4.40	4.86	5.45	6.18	7.00	7.75

*	See Section 10.7.

The amount of the payment for any other combination of ages will be furnished by the Company on request. The maximum initial monthly income per $1,000 will be $7.75.

Monthly payment rates are based on an Assumed Investment Rate of 3 1/2% and the 1983 Table a with Projection Scale G.

QQV.ACCT.A.B

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